UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street Louisville, Kentucky	40202-2412
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2013, a subsidiary of Kindred Healthcare, Inc. (the “Company”) entered into an amended Employment Agreement (the “Amended Agreement”) with Richard E. Chapman, the Company’s Executive Vice President and Chief Administrative and Information Officer, in connection with Mr. Chapman’s planned retirement from the Company, effective December 31, 2013 (the “Effective Date”).

The Amended Agreement replaces and supersedes, in all respects, the employment agreement between the Company and Mr. Chapman dated December 18, 2008 (the “Prior Agreement”). Other than as set forth below, the terms of the Amended Agreement are the same in all material respects to those set forth in the Prior Agreement. The Amended Agreement:

•	Stipulates that the term of Mr. Chapman’s employment will terminate upon the Effective Date;

•	Provides for certain benefits to Mr. Chapman if he remains employed through the Effective Date, including:

•	Continued coverage under the Company’s employee benefit plans for a 24 month period following the Effective Date (instead of 18 months under the Prior Agreement);

•	Immediate vesting on the Effective Date of restricted stock awards that would have vested within a 30 month period following the Effective Date (instead of 18 months under the Prior Agreement);

•	Continued vesting of performance shares (subject to achieving performance measures) for a 3 month period following the Effective Date (instead of 18 months under the Prior Agreement);

•	Cancels all unvested stock options as of the Effective Date (instead of 18 months of continued vesting under the Prior Agreement);

•	Requires Mr. Chapman to provide a full release of all potential claims against the Company upon the Effective Date;

•	Extends his existing non-solicitation provision by an additional year until December 31, 2015;

•	Imposes a non-competition obligation on Mr. Chapman until December 31, 2015; and

•	Requires Mr. Chapman to enter into a one year Consulting Agreement with the Company (the “Consulting Agreement”) pursuant to which Mr. Chapman will provide information technology and human resource consulting and transition services in exchange for a monthly fee of approximately $50,000.

A copy of the Amended Agreement (including the Consulting Agreement) is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Agreement dated as of October 28, 2013 by and between Kindred Healthcare Operating, Inc. and Richard E. Chapman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 29, 2013	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary